UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2004

ASIA PACIFIC RESOURCES LTD.
New Brunswick	0-26636	N/A
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(

                                    Suite 405 - 555 Sixth Street, New Westminster, British Columbia, Canada                                        V3L 5H1

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(604) 516-0566

(Former name or former address, if changed since last report.)

Item 8.

Change in Fiscal Year

At a meeting of the Board of Directors of Asia Pacific Resources Ltd. held on December 18, 2002 it was resolved that the fiscal year end of the Company be changed from February 28th to December 31st.  A Form 6-K was filed on May 30, 2003 covering the filing of the first quarter financial statements for the three months ended March 31, 2003 reporting the change in fiscal year end under accession number 0001062993-03-000467.  A Transition Form 20-F was filed July 1, 2003 covering the ten month period ended December 31, 2002 under accession number 0001062993-03-000559.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date  September 1, 2004

                      ASIA PACIFIC RESOURCES LTD.

                                        (Registrant)

By“Doris Meyer”

    (Signature)

 Doris Meyer, Assistant Corporate Secretary

 Asia Pacific Resources Ltd.